EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Broadcom Inc. of our report dated December 20, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Broadcom Inc.’s Annual Report on Form 10-K for the year ended November 3, 2019.
/s/ PricewaterhouseCoopers LLP
San Jose, California
December 30, 2019